Exhibit 99.2


Contact:     Kenneth A. Budde
             Chief Financial Officer
             AKI, Inc.
             (423)624-3301
                                                           For Immediate Release
                                                           ---------------------


                AKI HOLDING CORP. AND ITS WHOLLY OWNED SUBSIDIARY
                                    AKI, INC.

                        FOURTH QUARTER EARNINGS ANNOUNCED

         New York, August 9 -- AKI today announced fourth quarter results for the period ended June 30, 1999.
         In June 1998, AKI, Inc., issued $115 million of 10 1/2% Senior Notes due 2008 and AKI Holding Corp. issued $50 million of 13 1/2% Senior Discount Debentures due 2009. These issues were completed under Rule 144A of the Securities Act of 1933 and the company has completed an exchange offer for these securities as prescribed by the terms of the offerings.
         Net sales for the fourth quarter ended June 30, 1999, increased $2.9 million, or 20.6 percent, to $17.0 million compared with $14.1 million in the 1998 period. The net sales increase resulted from increases in the sales of cosmetic sampling system products offset partially by the strength of the U.S. dollar. Earnings before interest, taxes, depreciation and amortization ("EBITDA") increased $0.3 million or 15.0 percent to $2.3 million compared with $2.0 million for 1998. The increase in EBITDA resulted primarily from the gross profit associated with the increased sales and decreases in raw material costs, partially offset by increased costs associated with the outsourcing of European production and increased selling, general and administrative costs reflecting increases in sales staffing and commissions and net increases in executive compensation following the acquisition of the company and the strength of the U.S. dollar.

         Net sales for the year ended June 30, 1999, increased $14.7 million, or
20.6 percent, to $86.0 million compared with $71.3 million in the 1998 period. The net sales increase resulted from increases in the sales of cosmetic sampling system products and sales to the consumer products industry offset partially by the strength of the U.S. dollar. EBITDA increased $3.7 million or 22.6 percent to $20.1 million compared with $16.4 million for 1998. The increase in EBITDA resulted primarily from the gross profit associated with the increased sales and decreases in raw material costs, partially offset by increased costs associated with the outsourcing of European production, and increased selling, general and administrative costs reflecting increases in sales staffing and commissions and net increases in executive compensation following the acquisition of the company and the strength of the U.S. dollar.
         Statements made in this press release that state the company's or management intentions, beliefs, expectations of predictions for the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. In addition to the factors set forth above, other important factors that could cause actual results to differ materially include, but are not limited to general economic and business conditions, industry trends, the loss of major customers or suppliers, the timing of orders received from customers, cost and availability of raw materials, changes in business strategy or development plans, availability and quality of management, and availability, terms and deployment of capital. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings. Copies of these filings may be obtained by contacting the company or SEC. The company disclaims any intention or obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

                                    AKI, INC.
                                  JUNE 30, 1999
                                 (In thousands)

                                                    Three months                                    Year
                                        I.       ended June 30                        II.      Ended June 30

                                                  1998               1999                 1998               1999

Summary Income
Statement Data

Net Sales                                       14,084             16,988               71,252             85,967
Gross profit                                     3,479              5,697               23,925             30,768
Selling, general & administrative
expenses
                                                 2,405              4,167               11,290             14,500
Income from operations
                                                   104                378                9,966             11,662
Interest expense                                 6,106              3,276               13,915             13,028
Net (loss)                                     (4,124)            (2,175)              (3,661)            (2,591)

Other data

Depreciation & amortization
                                                 1,947              1,926                6,410              8,487
Capital expenditures
                                                   259                426                1,321              2,856
EBITDA                                           2,051              2,304               16,376             20,149

Summary Balance
Sheet Data:

Cash                                                                                     1,641              7,015
Current assets                                                                          23,630             29,295
Total assets                                                                           211,038            210,853
Current liabilities                                                                     10,785             14,442
Long-term debt,
excluding current portion                                                              116,489            116,349
Total liabilities                                                                      131,417            134,131
Stockholders equity                                                                     79,621             76,722

A full report will be available in the Form 10-K to be filed with the securities and Exchange Commission.

August 9, 1999



                                AKI Holding Corp.
                                  JUNE 30, 1999
                                 (In thousands)

                                                    Three months                                    Year
                                        III.     Ended June 30                          IV.      Ended June 30

                                                  1998               1999                 1998             1999

Summary Income
Statement Data

Net Sales                                       14,084             16,988               71,252             85,967
Gross profit                                     3,479              5,697               23,925             30,768
Selling, general & administrative
expenses
                                                 2,405              4,167               11,290             14,500
Income from operations
                                                   104                378                9,966             11,662
Interest expense                                 6,164              4,237               13,973             16,740
Net (loss)                                     (4,163)            (2,849)              (3,700)            (5,116)

Other data

Depreciation & amortization
                                                 1,947              1,926                6,410              8,487
Capital expenditures
                                                   259                426                1,321              2,856
EBITDA                                           2,051              2,304               16,376             20,149

Summary Balance
Sheet Data:

Cash                                                                                     3,842              7,015
Current assets                                                                          25,831             29,295
Total assets                                                                           214,521            213,579
Current liabilities                                                                     10,785             14,442
Long-term debt,
excluding current portion                                                              142,509            146,000
Total liabilities                                                                      157,437            163,782
Stockholders equity                                                                     57,084             49,797

A full report will be available in the Form 10-K to be filed with the securities and Exchange Commission.

August 9, 1999

